UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 27, 2010 (Date of report)

CARACO PHARMACEUTICAL LABORATORIES, LTD.
(Exact name of registrant as specified in its charter)

Michigan	1-31773	38-2505723
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1150 Elijah McCoy Drive, Detroit, Michigan 48202
(Address of principal executive offices)

(313) 871-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 27, 2010, registrant and Sun Pharmaceutical Industries Limited (“Sun Pharma”), which beneficially owns approximately 76% of the outstanding shares of Caraco, entered into an amendment of their marketing agreement and an amendment of their distribution and sale agreement.  The amendments respectively provide that the marketing agreement and the Distribution and Sale Agreement have been extended and will expire on January 28, 2012. In addition, the amendments respectively provide that during the first six months of the second extension or of calendar 2011, the parties shall discuss a transition plan to transition the marketing of the products covered by the respective agreements to Sun Pharma and/or its wholly-owned affiliates and thereafter, at the expiration of the agreements, the parties will implement the transition plan.  If the parties fail to reach an agreement or understanding with respect to a transition plan or if they fail to implement a transition plan, the agreements will still expire on January 28, 2012.  The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the text of the amendments included as Exhibits 10.32 and 10.33 hereto. Registrant announced the entering into of the amendments in the press release included as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

d.	Exhibits.

Exhibit No.	Description

10.32	Second Amendment to Agreement between Caraco Pharmaceutical Laboratories, Ltd. and Sun Pharmaceutical Industries Limited dated December 27, 2010
10.33	First Amendment to Distribution and Sale Agreement between Caraco Pharmaceutical Laboratories, Ltd. and Sun Pharmaceutical Industries Limited dated December 27, 2010

99.1	Press release of Caraco Pharmaceutical Laboratories, Ltd., dated December 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

Date: December 27, 2010	By:	/s/ GP. Singh
GP. Singh
Chief Executive Officer

Exhibit Index

10.32	Second Amendment to Agreement between Caraco Pharmaceutical Laboratories, Ltd. and Sun Pharmaceutical Industries Limited dated December 27, 2010
10.33	First Amendment to Distribution and Sale Agreement between Caraco Pharmaceutical Laboratories, Ltd. and Sun Pharmaceutical Industries Limited dated December 27, 2010

99.1	Press release of Caraco Pharmaceutical Laboratories, Ltd., dated December 27, 2010

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